Exhibit 99.2
METRETEK TECHNOLOGIES TO SPEAK AT ROTH CAPITAL
PARTNERS NEW YORK CONFERENCE
DENVER — Sept. 2, 2005 — Metretek Technologies, Inc. (Amex: MEK) will appear at the Roth Capital Partners New York Conference being held September 7-8, 2005 at the Westin New York at Times Square.
W. Phillip Marcum, chairman and CEO of Metretek Technologies, will discuss the Company’s current operations and business initiatives. He will be joined by Brad Gabbard, CFO, and Sidney Hinton, president and CEO of the Company’s PowerSecure subsidiary.
Metretek’s presentation is scheduled to begin at 5:00 p.m. EDT on Wednesday, September 7. A copy of the slide presentation to be used in the company’s presentation will be available prior to the presentation at www.metretek.com.
Metretek Technologies, Inc. through its subsidiaries — Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) — is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
The Roth Capital Partners New York Conference, the largest event of its kind in the nation for emerging growth companies, provides a concentrated forum where institutional investors can meet the executives of growth companies selected by Roth Capital’s research team.

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